                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        National Vision Associates, Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        NATIONAL VISION ASSOCIATES, LTD.
                              296 GRAYSON HIGHWAY
                          LAWRENCEVILLE, GEORGIA 30045
                                 (770) 822-3600

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 21, 1998

To the Shareholders:

     The Annual Meeting of Shareholders of National Vision Associates, Ltd., a Georgia corporation, will be held at the Gwinnett Civic and Cultural Center, Duluth, Georgia, on Tuesday, April 21, 1998, at 11:00 a.m., for the following purposes:

          1. To elect a Board of five Directors to serve for the ensuing year.

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on Monday, February 23, 1998, will be entitled to vote at this meeting.

     A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date, and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By order of the Board of Directors,

                                        MITCHELL GOODMAN
                                        Secretary

Lawrenceville, Georgia
March 25, 1998

                    PLEASE COMPLETE AND RETURN THE ENCLOSED
                 PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT
                  THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                        NATIONAL VISION ASSOCIATES, LTD.

                                PROXY STATEMENT

GENERAL

     The Board of Directors (the "Board") of National Vision Associates, Ltd., a Georgia corporation (the "Company"), is soliciting the enclosed proxy for use at the 1998 Annual Meeting of Shareholders (the "Meeting") to be held on April 21, 1998. Only shareholders of record at the close of business on February 23, 1998, will be entitled to vote at the Meeting. On February 23, 1998, the Company had issued and outstanding 20,819,955 shares of Common Stock ("Common Stock").

     The Company's principal executive offices are located at 296 Grayson Highway, Lawrenceville, Georgia 30045. The approximate date on which this proxy statement and the accompanying proxy are being first sent to shareholders is March 25, 1998.

VOTING

     Each of the 20,819,955 shares of Common Stock outstanding as of the record date entitles the holder to notice of, and vote on, each matter to be presented at the Meeting or any adjournments thereof. Each share is entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum, but will otherwise have no effect on the election of directors.

REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by the presentation at the Meeting of a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote in person.

SOLICITATION

     The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy and any additional material which may be furnished to shareholders by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their name. The solicitation of proxies will be made by the use of the mails and through direct communication with certain shareholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company receive an annual retainer of $10,000. Non-employee directors who also serve on committees receive additional compensation as follows: for each committee meeting attended, the Chairman of the committee receives $2,000, and each committee member receives $1,000. Non-employee directors are also eligible to participate in the Restated Non-Employee Director Stock Option Plan. Under this stock option plan, the four non-employee directors (Messrs. David I. Fuente, Ronald J. Green, Campbell B. Lanier, III, and J. Smith Lanier, II) serving on the date of the 1997 annual meeting of shareholders were each granted an option to purchase 7,500 shares of Common Stock and are entitled to automatic grants of additional options to purchase 7,500 shares upon the date of each subsequent annual meeting of shareholders. All option grants are at exercise prices no less than the "fair market value" of a share of Common Stock on the date of grant. All options vest 50 percent on the second anniversary of the grant date and 25 percent on each of the third and fourth anniversaries of the grant date, or 100 percent upon the death of the director.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1997, there were seven meetings of the Board.

AUDIT COMMITTEE

     The Audit Committee consists of two directors: Campbell B. Lanier, III (Chairman) and J. Smith Lanier, II. The Audit Committee held two meetings in 1997. The Audit Committee is responsible for recommending the appointment of independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and approving related party transactions and reviewing and monitoring the provision of non-audit services by the Company's auditors.

COMPENSATION COMMITTEE

     The Compensation Committee consists of three directors: David I. Fuente (Chairman), Ronald J. Green and Campbell B. Lanier, III. The committee held four meetings in 1997. The committee is responsible for establishing salaries, bonuses, and other compensation for the Company's officers and making awards under the Company's Restated Stock Option and Incentive Award Plan.

     The Board has no nominating committee.

     In 1997, all directors (except for Mr. Fuente) attended at least 75 percent of the meetings of the Board and all committees of the Board of which they were members.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected. The authorized number of directors of the Company is presently fixed at five. All the nominees are currently directors.

     Each proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, such proxy will be voted for the election of the nominees named below to constitute the entire Board. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board as a substitute nominee, but in no event will the proxy be voted for more than five nominees. The management of the Company has no reason to believe that any nominee will not serve if elected.

     The Company's By-Laws contain an advance notice procedure for the nomination of candidates for election to the Board. Notice of proposed shareholder nominations for election of directors must be given to the Secretary of the Company not less than 14 days nor more than 50 days prior to the meeting at which directors are to be elected, unless the notice of meeting is given less than 21 days prior to the meeting, in which case the notice of nomination must be submitted not later than the 7th day following the day on which the notice of meeting was mailed to shareholders. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, financial standing, plans or ideas for managing the affairs of the Company, the number of shares of stock of the Company beneficially owned by such nominee and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the "Exchange Act"), in connection with any acquisition of shares by such nominee or with the solicitation of proxies by such nominee for his election as a director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The foregoing summary description of the By-Laws is not intended to be complete and is qualified in its entirety by reference to the text of the By-Laws.

INFORMATION CONCERNING DIRECTORS

     The following information is provided, as of March 16, 1998, regarding the nominees for election as directors:

NAME                                            AGE           POSITIONS WITH THE COMPANY
----                                            ---           --------------------------
James W. Krause...............................  53   Chairman of the Board, President and Chief
                                                       Executive Officer and Director
David I. Fuente...............................  52   Director
Ronald J. Green...............................  50   Director
Campbell B. Lanier, III.......................  47   Director
J. Smith Lanier, II...........................  70   Director

     Mr. Krause joined the Company in April 1994 as President and Chief Executive Officer and a director. He was named Chairman of the Company in June 1995. From 1980 until joining the Company, he was President and General Manager of the automotive and international divisions of Sherwin-Williams Company.

     A director since April 1992, Mr. Fuente has been Chairman of the Board and Chief Executive Officer of Office Depot, Inc. since 1987.

     A director since December 1990, Mr. Green has been a partner in the accounting firm of Stephen M. Berman & Associates, Atlanta, Georgia, since 1980.

     A director since October 1990, Mr. Campbell B. Lanier, III is Chairman of the Board and Chief Executive Officer of ITC Holding Company, a telecommunications services company located in West Point,

Georgia. He is also Chairman, Chief Executive Officer and director of Intercel, Inc. He also serves as a director of each of Mindspring Enterprises, Inc. and K&G Men's Center, Inc.

     A director since October 1990, Mr. J. Smith Lanier, II is Chairman and Chief Executive Officer of J. Smith Lanier & Co., an insurance sales company. He is also a director of Interface, Inc. Mr. Lanier is the uncle of Campbell B. Lanier, III.

EXECUTIVE OFFICERS

     The following table sets forth, as of March 16, 1998, certain information regarding the executive officers of the Company:

NAME                                         AGE              POSITIONS WITH THE COMPANY
----                                         ---              --------------------------
James W. Krause............................  53   Chairman of the Board, President and Chief
                                                    Executive Officer
Michael J. Boden...........................  50   Senior Vice President, Retail Operations and
                                                    Merchandising
Eduardo Egusquiza..........................  45   Senior Vice President, Information Technology
Mitchell Goodman...........................  44   Vice President, General Counsel and Secretary
Charles M. Johnson.........................  48   Senior Vice President, Manufacturing and
                                                    Distribution
Angus C. Morrison..........................  41   Senior Vice President, Chief Financial Officer and
                                                    Treasurer
Robert W. Stein............................  42   Vice President, Human Resources
Patric L. Welch............................  47   Vice President, Professional Services

     For a description of the business experience of Mr. Krause, see "Information Concerning Directors."

     Mr. Boden joined the Company in June 1995 as Vice President, Sales and Marketing and was named a Senior Vice President in February 1998. From 1992 until joining the Company, he served as Vice President -- Store Operations of This End Up Furniture Company.

     Mr. Egusquiza joined the Company in March 1998 as Senior Vice President, Information Technology. From 1982 until joining the Company, he was employed by Musicland Stores Corporation, Inc. where he served as Vice President of Information Systems and Services.

     Mr. Goodman joined the Company as General Counsel and Secretary in September 1992 and was named a Vice President in November 1993.

     Mr. Johnson joined the Company in October 1997 as Senior Vice President, Manufacturing and Distribution. From 1988 until joining the Company, he was employed by the Sherwin-Williams Company, where he served as Vice President and Director of Research and Development.

     Mr. Morrison joined the Company in February of 1995 as Vice President, Corporate Controller. He was appointed Senior Vice President, Finance, and Treasurer in March 1998. From 1993 until joining the Company, he was Controller and Senior Financial Officer of the Soap Division of The Dial Corp. He was Controller and Senior Financial Officer of the Food Division of the same company from 1989 through 1992.

     Mr. Stein joined the Company as Director of Human Resources in May 1992. In January 1993, he was appointed Vice President, Human Resources.

     Mr. Welch joined the Company as Director Eastern Region in November 1994 and was appointed Vice President, Professional Services in February 1997. He was District Manager of D.O.C. Optics Corp. from 1993 until joining the Company. Previously, he was Regional Vice President of NuVision, Inc., where he was employed from 1986 until 1993.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The Company is not aware of any person who, on March 16, 1998, was the beneficial owner of five percent (5%) or more of outstanding shares of Common Stock, except as set forth below.

                                                              AMOUNT AND NATURE OF      PERCENT
                                                              BENEFICIAL OWNERSHIP      OF CLASS
                                                              --------------------      --------
Rayna C. Weiner.............................................       2,053,152(a)            9.9%
Edward G. Weiner............................................       1,748,500(b)            8.4%
WisdomTree Capital Management, Inc..........................       1,044,570(c)            5.0%

---------------

(a) Includes 159,948 shares owned by a trust of which Ms. Weiner is the trustee and her daughter the beneficiary. Ms. Weiner's address is 712 West Paces Ferry Road, Atlanta, Georgia. Ms. Weiner is the spouse of Mr. Weiner.
(b) Includes 25,000 shares that Mr. Weiner owns but which he may be obligated to transfer to a director of the Company. Mr. Weiner's address is 500 Southeast Mizner Boulevard, Boca Raton, Florida 33432.
(c) Based on a Schedule 13D filed by the reporting person, whose address is 1633 Broadway, 38th Floor, New York, New York.

     The following table sets forth information, as of March 16, 1998, concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table below, and by all directors and executive officers as a group.

                                                              AMOUNT AND NATURE OF      PERCENT
                                                              BENEFICIAL OWNERSHIP      OF CLASS
                                                              --------------------      --------
Campbell B. Lanier, III.....................................         925,280(1)(2)         4.4%
James W. Krause.............................................         571,069(3)            2.7%
J. Smith Lanier, II.........................................         271,610(2)(4)         1.2%
Sandra M. Buffa.............................................         158,750(5)              *
Ronald J. Green.............................................          85,875(2)(6)           *
David I. Fuente.............................................          69,875(2)(7)           *
Mitchell Goodman............................................          55,671(8)              *
Robert W. Stein.............................................          64,088(9)              *
Michael J. Boden............................................          58,077(10)             *
All directors and executive officers as a group (13
  persons)..................................................       2,350,295              10.8%

---------------

 (1) Includes 69,948 shares owned by a corporation that is jointly controlled by Mr. Lanier, 750 shares owned by his spouse and 750 shares held in trust for one of his minor children.

 (2) Includes 16,875 shares which this individual has the right to acquire under the Company's Non-Employee Director Stock Option Plan.
 (3) Includes 512,500 shares which Mr. Krause has the right to acquire under the Company's Restated Stock Option and Incentive Award Plan. Also includes 30,000 shares of restricted stock awarded under the Company's Restated Stock Option and Incentive Award Plan.
 (4) Includes 1,800 shares owned by Mr. Lanier's wife, as to which he disclaims beneficial ownership.
 (5) Includes 118,750 shares which Ms. Buffa has the right to acquire under the Company's Restated Stock Option and Incentive Award Plan. Also includes 10,000 shares of restricted stock awarded under the Company's Restated Stock Option and Incentive Award Plan.
 (6) Includes 9,000 shares owned by Mr. Green's children, as to which he disclaims beneficial ownership.
 (7) Includes 25,000 shares which Mr. Fuente has the right to acquire from Mr. Weiner pursuant to a stock option agreement.
 (8) Includes 42,943 shares which Mr. Goodman has the right to acquire pursuant to the Company's Restated Stock Option and Incentive Award Plan, and 2,728 shares owned by Mr. Goodman's wife, as to which he disclaims beneficial ownership. Also includes 10,000 shares of restricted stock awarded under the Company's Restated Stock Option and Incentive Award Plan.
 (9) Includes 50,397 shares which Mr. Stein has the right to acquire pursuant to the Company's Restated Stock Option and Incentive Award Plan. Also includes 10,000 shares of restricted stock awarded under the Company's Restated Stock Option and Incentive Award Plan.
(10) Includes 45,000 shares which Mr. Boden has the right to acquire pursuant to the Company's Restated Stock Option and Incentive Award Plan. Also includes 10,000 shares of restricted stock awarded under the Company's Restated Stock Option and Incentive Award Plan.
   *   Less than 1%.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than ten percent (10%) of Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that, during 1997, its officers, directors and holders of more than ten percent (10%) of Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its directors and officers and upon copies of reports furnished to the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received from the Company by the Company's President and Chief Executive Officer, and the Company's four most highly compensated officers other than the President and Chief Executive Officer (all such individuals, collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                            ANNUAL COMPENSATION                             ---------------
                                  ---------------------------------------   RESTRICTED        SECURITIES
        NAME AND                                           OTHER ANNUAL       STOCK           UNDERLYING         ALL OTHER
   PRINCIPAL POSITION      YEAR   SALARY($)    BONUS($)   COMPENSATION($)   AWARDS($)       OPTIONS/SARS(#)   COMPENSATION($)
   ------------------      ----   ---------    --------   ---------------   ----------      ---------------   ---------------
James W. Krause..........  1997    338,000     247,000                        63,000(1)(2)       50,000           20,000(3)
  Chairman of the Board,   1996    307,000     177,000        143,000(4)                         50,000           20,000(3)
  President and Chief      1995    299,000         -0-        135,000(5)                         50,000           20,000(3)
  Executive Officer
Sandra M. Buffa(6).......  1997    199,000     134,000                        21,000(1)(7)       15,000
  Senior Vice President,   1996    192,000     104,000        264,000(8)                         15,000
  Finance and Treasurer    1995    192,000         -0-         73,000(9)                         15,000
Michael J. Boden.........  1997    185,000     135,000                        21,000(1)(7)       15,000
  Senior Vice President,   1996    178,000      97,000                                           15,000
  Retail Operations and    1995     96,000(10)   9,600         47,000(11)                        50,000
  Merchandising
Mitchell Goodman.........  1997    141,000      99,000         17,000(12)     21,000(1)(7)       15,000
  Vice President, General  1996    135,000      75,000         17,000(12)                        15,000
  Counsel and Secretary    1995    126,000         -0-         17,000(12)                        15,000
Robert W. Stein..........  1997    109,000      77,000                        21,000(1)(7)       15,000
  Vice President,          1996     97,000      57,000                                           15,000
  Human Resources          1995     95,000         -0-                                           15,000

---------------

 (1) Restricted Stock Awards vest and restrictions lapse after five-year performance period to the extent and depending upon achievement by the Company of return on asset goals relative to a comparison group of companies. Vesting is accelerated automatically upon a change of control (as defined). Dividends (if any are declared) will be paid on restricted stock.
 (2) As of January 3, 1998, Mr. Krause had restricted stock holdings representing 15,000 shares of Common Stock with a value of $90,000.
 (3) The Company has executed a "split dollar" insurance agreement with Mr. Krause. The annual premium (payable by the Company) is $20,000. The term life portion of this premium is $2,500; the non-term life portion is $17,500.
 (4) $83,000 represents reimbursement of relocation expenses; $60,000 represents tax reimbursement payments on the foregoing.
 (5) $89,000 represents reimbursement of relocation expenses; $42,000 represents tax reimbursement payments on the foregoing.
 (6) Ms. Buffa resigned from the Company in March 1998.
 (7) As of January 3, 1998, this executive had restricted stock holdings representing 5,000 shares of Common Stock with a value of $30,000.

 (8) $162,000 represents reimbursement of relocation expenses; $102,000 represents tax reimbursement payments on the foregoing.
 (9) $49,000 represents reimbursement of relocation expenses; $24,000 represents tax reimbursement payments for the foregoing.
(10) Mr. Boden employed by the Company for only a portion of this calendar year.
(11) $30,000 represents reimbursement of relocation expenses; $17,000 represents tax reimbursement payments for the foregoing.
(12) Represents partial forgiveness of $50,000 loan made in 1992.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants to the named executive officers by the Company in 1997. In accordance with rules of the Commission, there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                INDIVIDUAL GRANTS
                                 ------------------------------------------------
                                              PERCENT OF                             POTENTIAL REALIZABLE
                                                TOTAL                                  VALUE AT ASSUMED
                                 NUMBER OF     OPTIONS                              ANNUAL RATES OF STOCK
                                 SECURITIES   GRANTED TO                            PRICE APPRECIATION FOR
                                 UNDERLYING   EMPLOYEES    EXERCISE                      OPTION TERM
                                  OPTIONS     IN FISCAL      PRICE     EXPIRATION   ----------------------
             NAME                 GRANTED      YEAR(1)     ($/SHARE)      DATE      5%($)(2)    10%($)(2)
             ----                ----------   ----------   ---------   ----------   ---------   ----------
James W. Krause................    50,000(3)      8.2%      4.8125      2/12/07      151,330     383,495
Michael J. Boden...............    15,000(3)      2.5%      4.8125      2/12/00       45,400     115,000
Sandra M. Buffa................    15,000(3)      2.5%      4.8125      2/12/07       45,400     115,000
Mitchell Goodman...............    15,000(3)      2.5%      4.8125      2/12/07       45,400     115,000
Robert W. Stein................    15,000(3)      2.5%      4.8125      2/12/07       45,400     115,000

---------------

(1) The Company granted options covering 611,864 shares to employees in 1997.
(2) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and holdings of Common Stock are dependent on the future performance of Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(3) Grants under the Company's Restated Stock Option and Incentive Award Plan. Options vest 50% on second anniversary of grant date and 25% on each of the third and fourth anniversary, subject to continued employment. Expiration date is 10th anniversary of grant date.

                    AGGREGATED FISCAL YEAR END OPTION VALUES

     The following table provides information, as of January 3, 1998, regarding the number and value of options held by the named executive officers.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                         OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS
                                                            YEAR-END(#)               AT YEAR-END($)
                                                     -------------------------   -------------------------
                       NAME                          EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                       ----                          -------------------------   -------------------------
James W. Krause....................................           362,500                     190,625
                                                              237,500(1)                  281,250
Michael J. Boden...................................            25,000                      48,438
                                                               55,000(1)                  109,375
Sandra M. Buffa....................................           107,500                       6,563
                                                               37,500(1)                   67,501
Mitchell Goodman...................................            31,693                      11,524
                                                               40,807(1)                   69,154
Robert W. Stein....................................            39,147                      13,842
                                                               42,353(1)                   69,926

---------------

(1) Shares represented were not exercisable as of January 3, 1998, and future exercisability is subject to the executive's remaining employed by the Company for up to four years from grant date of options.

CHANGE IN CONTROL ARRANGEMENTS

     There are agreements between the Company and the named executive officers which provide severance benefits in the event of termination of employment under certain circumstances following a change in control of the Company (as defined). The circumstances are termination by the Company (other than because of death or disability commencing prior to a threatened change in control (as defined), or for cause (as defined)), or by an officer as the result of a voluntary termination (as defined). Following any such termination, in addition to compensation and benefits already earned, the officer will be entitled to receive a lump sum severance payment equal to up to three times the officer's annual rate of base salary.

     Cause for termination by the Company is the: (i) any act that constitutes, on the part of the officer, (a) fraud, dishonesty, gross negligence, or willful misconduct and (b) that directly results in material injury to the Company, or
(ii) the officer's material breach of the agreement, or (iii) the officer's conviction of a felony or crime involving moral turpitude.

     Circumstances which would entitle the officer to terminate as a result of voluntary termination following a change in control include, among other things:
(i) the assignment to the officer of any duties inconsistent with the officer's title and status in effect prior to the change in control or threatened change in control; (ii) a reduction by the Company of the officer's base salary; (iii) the Company's requiring the officer to be based anywhere other than the Company's principal executive offices; (iv) the failure by the Company, without the officer's consent, to pay to the officer any portion of the officer's then current compensation; (v) the failure by the Company to continue in effect any material compensation plan in which the officer participates immediately prior to the change in control or threatened change in control; or (vi) the failure by the Company to continue to provide the officer with benefits substantially similar to those enjoyed by the officer under any of the Company's life insurance, medical, or other plans. The term of each agreement is for a rolling three years unless the Company gives notice that it does not wish to extend such term, in which case the term of the agreement would expire three years from the date of the notice.

                      REPORT OF THE COMPENSATION COMMITTEE

                                   A. GENERAL

     Compensation of the Company's senior management is reviewed by the Compensation Committee (the "Committee"), which also administers the stock option program of the Company, and grants stock options thereunder. The compensation philosophy of the Company is based on the premise that the Company's achievements result from the coordinated efforts of its employees. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers, including the chief executive officer, is based on the same four principles applicable to compensation decisions for all employees of the Company:

     - The Company pays competitively.

     - The Company pays for performance.

     - The Company strives for fairness in the administration of pay.

     - The Company believes that employees should understand the performance and pay administration process.

  Stock Option Program

     The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The Company grants stock options annually to key field and administrative employees, including executive officers.

                         B. 1997 COMPENSATION DECISIONS

1. 1997 CASH COMPENSATION

  a. Salary Compensation

     In 1997, the Committee awarded Mr. Krause a raise based on Mr. Krause's achievements and compensation of other chief executive officers at comparable companies. Evaluation of his performance was subjective and no fixed weights were assigned to the factors considered. Salary compensation for the other named executive officers in 1997 was similar to salary compensation for 1996. Raises were approved on the basis of a merit grid system applied to all employees of the Company. Evaluation of performance was subjective and no fixed weights were assigned to the factors considered.

  b. Bonus Compensation

     The Company has in place an incentive compensation plan pursuant to which each executive officer (including the chief executive officer) is entitled to receive a bonus if the Company meets certain financial goals (based on defined improvement in earnings per share) and the executive meets defined individual performance goals. Bonuses were awarded for 1997 on the basis (and to the extent) of the achievement of these goals.

2. 1997 EQUITY COMPENSATION

  a. Option Grants

     The Committee has approved a plan whereby its executive officers will each receive annual grants of stock options. Annual grants were made in February of 1997: Mr. Krause received a grant covering 50,000 shares and each other named executive officer received a grant covering 15,000 shares.

  b. Restricted Stock Awards

     In an effort to further align the interests of executives with interests of shareholders, the Committee made awards of restricted stock in 1997 to the named executive officers and certain other individuals. The awards vest over a five-year performance period; the actual number of shares issued will depend upon the Company's performance, measured at the end of such period, relative to a peer group of companies. Mr. Krause received an award of 15,000 shares and each other named executive officer received an award of 5,000 shares.

3. INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executives of public companies. Because the 1997 compensation levels of the Company's executive officers were well below the $1,000,000 threshold the Committee did not, in 1997, adopt any policies or programs with respect to this section of the Internal Revenue Code.

                                          COMPENSATION COMMITTEE

                                          David I. Fuente (Chairman)
                                          Ronald J. Green
                                          Campbell B. Lanier, III

                               PERFORMANCE GRAPH

     NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                Comparison of Five-Year Cumulative Total Return
                    among the Company, the NASDAQ Composite
                    Index, and the NASDAQ Retail Group Index


---------------------------------------------------------------------------------------------------------------------------------
                31-Dec-92      31-Dec-93       31-Dec-94      30-Dec-95       28-Dec-96       3-Jan-98
---------------------------------------------------------------------------------------------------------------------------------
National Vision
Associates, Ltd.  $100           $ 28             $ 14            $ 12            $ 16           $ 23
---------------------------------------------------------------------------------------------------------------------------------
NASDAQ Composite
Index*            $100           $115             $112            $159            $195           $240
---------------------------------------------------------------------------------------------------------------------------------
NASDAQ Retail
Group*            $100           $106             $ 96            $106            $126           $149
---------------------------------------------------------------------------------------------------------------------------------

*Total return figures for the Nasdaq indices are calculated as of December 31 of each year.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     In 1997, David I. Fuente, Ronald J. Green and Campbell B. Lanier, III served as members of the Compensation Committee.

                              CERTAIN TRANSACTIONS

     The Company paid insurance premiums of approximately $905,000 in 1997 for insurance policies purchased through an agency in which J. Smith Lanier, II, a director of the Company, has a substantial ownership interest. The Audit Committee (which has ratified the purchase of insurance by the Company from this insurance agency) and management of the Company believe that these premiums are comparable to those which could have been obtained from unaffiliated companies.

     In 1996, Edward G. Weiner, the Company's then Vice Chairman, was employed at an annual salary of $165,000 pursuant to an employment agreement with the Company with a term ending March 1, 2000. In connection with Mr. Weiner's resignation from the Board in February 1997, the employment agreement was terminated, and the Company (in exchange for a non-competition agreement) paid Mr. Weiner an amount equal to a discounted present value of the payments which would have been made under the employment agreement.

          INFORMATION CONCERNING THE COMPANY'S INDEPENDENT ACCOUNTANTS

     The Board has selected the firm of Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company and its subsidiaries for the year 1998. Arthur Andersen LLP has served the Company in this capacity since 1990. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will be afforded an opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     All proposals of shareholders must be submitted to the Secretary of the Company no later than November 25, 1998, in order to be considered for inclusion in the Company's 1999 proxy materials. The Company's By-Laws require notice to the Board or the President, as the case may be, in advance of any regular shareholders' meeting, of any shareholder proposals. The By-Laws further require that in connection with such proposals the shareholders provide certain information to the Board or the President, as the case may be. The foregoing summary description of the By-Laws is not intended to be complete and is qualified in its entirety by reference to the text of the By-Laws.

                                 OTHER MATTERS

     The Board is not aware of any matters to come before the Meeting other than the election of the directors. If any other matter should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                               VOTING OF PROXIES

     On matters coming before the Meeting as to which a choice has been specified by the shareholders on the proxies, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of management's nominees for directors.

                                          By order of the Board of Directors,

                                          MITCHELL GOODMAN
                                          Secretary

Dated: March 25, 1998

                     NATIONAL VISION ASSOCIATES, LTD. LOGO

                             WWW.NATIONALVISION.COM

                                                                        APPENDIX

                        NATIONAL VISION ASSOCIATES, LTD.
                          ANNUAL SHAREHOLDERS MEETING
                                 APRIL 21, 1998
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned does hereby appoint JAMES W. KRAUSE and MITCHELL GOODMAN and each of them proxies of the undersigned with full power of substitution in each of them to vote at the annual meeting of shareholders of the Company to be held on April 21, 1998 at 11:00 a.m., and at any and all adjournments thereof, with respect to all shares which the undersigned would be entitled to vote, and with all powers which the undersigned would possess if personally present. This proxy revokes all prior proxies given by the undersigned. Without limiting the generality of the foregoing, said proxies are authorized to vote upon the following matters:

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED ON THE REVERSE SIDE HEREOF.

     PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE REVERSE SIDE. FOR MORE THAN ONE OWNER AS SHOWN, EACH SHOULD SIGN. WHEN SIGNING IN A FIDUCIARY CAPACITY, PLEASE GIVE FULL TITLE. IF THIS PROXY IS SUBMITTED BY A CORPORATION, IT SHOULD BE EXECUTED IN THE FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER; IF A PARTNERSHIP PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

-------------------------------------------------------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

     ---------------
     NATIONAL VISION
     ASSOCIATES, LTD.   Election of Directors:
     ---------------

                        DAVID I. FUENTE    CAMPBELL B. LANIER, III                 With-   For All
                        RONALD J. GREEN    J. SMITH LANIER, II             For     hold     Except
                        JAMES W. KRAUSE                                 [ ]      [ ]      [ ]

                        NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares shall be voted for the remaining nominees.

 RECORD DATE SHARES:    In their discretion, the proxies are authorized to
                        vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.


Please be sure to sign and date this Proxy.    Date _________________________

   Shareholder sign here __________________ Co-owner sign here ______________


-------------------------------------------------------------------------------
DETACH CARD                                                     DETACH CARD

                       NATIONAL VISION ASSOCIATES, LTD.


    Dear Shareholder,

    Please take note of the important information enclosed with this Proxy.

    Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

    Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

    Thank you in advance for your prompt consideration.

    Sincerely,

    National Vision Associates, Ltd.